POWER OF ATTORNEY

for Apollo Diversified Credit Fund (the “Fund”)

The undersigned trustees and/or officers of the Fund hereby authorize Earl Hunt, Kenneth Seifert, Ryan Del Giudice and Kristin Hester, or any of them, as true and lawful attorneys-in-fact and agents, with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned trustees and/or officers (and not in such trustee’s or officer’s personal individual capacity for personal financial or estate planning) the Registration Statement on Form N-2 of the Fund and any amendment thereto, including any pre-effective or post-effective amendments and any subsequent registration statement of the Fund pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “1933 Act”), and any and all supplements or other instruments in connection therewith, for or on behalf of the Fund, and to file the same under the 1933 Act and/or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Fund or the registration or offering of the Fund’s common shares, preferred shares, debt securities, warrants, subscription rights and units, granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises, and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents with all exhibits thereto, with the Securities and Exchange Commission.

This Power of Attorney may be executed in multiple counterparts via facsimile, email or other means, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This Power of Attorney shall be valid from the date hereof until revoked by the undersigned.

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IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 29th day of December, 2022.

Signature	Title

/s/ Earl Hunt	Trustee, President and Principal Executive Officer
Earl Hunt

/s/ Kenneth Seifert	Treasurer and Principal Financial Officer
Kenneth Seifert

/s/ Meredith Coffey	Trustee
Meredith Coffey

/s/ Christine Gallagher	Trustee
Christine Gallagher

/s/ Michael Porter	Trustee
Michael Porter

/s/ Carl J. Rickertsen	Trustee
Carl J. Rickertsen